Exhibit 10.35

FORM OF EMPLOYMENT AGREEMENT BETWEEN THE

COMPANY AND ITS EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT entered into _______________, 200_ by and between MITY Enterprises, Inc., a Utah corporation (the "Company") and _________________, ("Employee").

NOW THEREFORE, it is agreed as follows:

1.     Employment. Effective ___________, 200_, The Company hereby agrees to employ the Employee and the Employee hereby accepts such employment by the Company on the terms contained herein.

2.     Duties. During the term of this Agreement, Employee will be employed as ___________ of the Company to perform such duties for the Company commensurate with such position and may be determined and assigned to him from time to time by the President of the Company. The President or the Board of Directors may change at its discretion the title and responsibilities of the Employee.

3.     Performance. Employee hereby accepts such employment for the compensation hereinafter provided. During the period of his employment, Employee agrees to devote his full-time efforts to the operations and affairs of the Company and to the performance of such duties hereunder as may be assigned to him from time to time by the President of the Company. During the term of this Agreement, Employee shall not engage in any business or activity which is detrimental to the Company or which interferes with Employee's discharge of his duties and responsibilities hereunder. Employee may, however, be engaged in other activities such as consulting and serving on other Boards of Directors, upon the approval of the Company's Board of Directors.

4.     Compensation. For all employment services rendered by Employee during the period of employment hereunder, the Company agrees to compensate Employee as set forth below:

(a)     The annual base salary of Employee shall be ________________ and such annual base salary shall be reviewed annually by the Board of Directors of the Company and, at the Board's sole discretion, may be increased or decreased depending upon the Company's success, Employee's performance during the year and other factors deemed relevant by the Board of Directors of the Company;

(b)     Participation in the company's bonus plan at the Board's sole discretion.

(c)     All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.

5.     Additional Benefits. The Employee shall be entitled to participate in all executive benefit programs offered from time to time and for which he is eligible, including, without limitation, all health, medical, dental, and life insurance programs, retirement plans, and any bonus plans adopted by the Company. During the period of his employment, Employee shall be reimbursed for his reasonable actual out-of-pocket business expenses incurred in the performance of services to the Company hereunder, in accordance with the general policy of the Company in effect from time to time.

6.     Term and Termination. Except in the case of earlier termination as provided herein, or unless extended by written agreement of the parties hereto, this Agreement shall be for a term of five (5) years from the effective date hereof and shall terminate immediately upon the expiration of the term. The Company shall have the right, on written notice to Employee, to terminate Employee's employment as follows:

(a)     Immediately at any time for cause. For purposes of this paragraph 6, the term "cause" shall mean the willful breach or habitual neglect of Employee's duties under this Agreement or as an employee of the Company, conviction of a felony, or abuse of drugs or alcoholic beverages; or

(b)     At any time without cause provided the Company shall be obligated to pay Employee his base salary for a ____________ month period under the terms of this Agreement. This amount will be net of applicable taxes and other required withholdings and any amount Employee may owe to the Company and shall not include any amounts related to any executive bonus plans of the Company, payable in equal monthly installments on the last day of each month commencing with the month next following the date of termination.

The Employee's obligations set forth in paragraph 11 hereof and under the Proprietary Information Agreement referenced in paragraph 10 below, shall survive the expiration or termination of this Agreement.

7.     Death. In the event of Employee's death during the term of this Agreement, this Agreement shall terminate immediately and Employee's legal representative shall be entitled to receive the compensation due employee through the last day of the calendar month in which the death shall have occurred.

8.     Disability. If during the term of this Agreement Employee should fail to perform his duties hereunder on account of illness or other incapacity which the Board of Directors of the Company shall in good faith determine renders the Employee incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than sixty (60) days, the Company shall have the right, upon fifteen (15) days' notice to Employee, to terminate this Agreement. In such event, Employee's right to be paid compensation hereunder shall terminate thirty (30) days after the giving of such notice, but Employee shall be entitled to disability payments and coverage upon the basis available to Company employees under disability benefit plans, if any, of the Company which may from time to time be in effect. However, if prior to the date specified in such notice the Board of Directors of the Company determines that Employee's illness or incapacity has terminated and that he is then capable of satisfactorily performing his duties hereunder, and if Employee shall have resumed the performance of such duties, Employee shall be entitled to resume his employment hereunder as though such notice had not been given.

9.     Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that the Company may assign this Agreement to any entity which acquires the Company resulting in the exchange of more than 50% of the outstanding voting securities of the Company for consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

10.     Proprietary Information Agreement. Employee will sign a MITY Enterprises, Inc. Proprietary Information Agreement in the form attached hereto as Exhibit "A."

11.     Non-Compete Covenant. The Company and Employee agree that the Company's successful operation depends, to a great extent, on Employee's special knowledge and expertise regarding the Company's business and activities. Consequently, during the term of this Agreement and for a period of three (3) years from the date of termination of Employee's employment with the Company, Employee, in consideration of the Company's agreement to employ Employee, agrees not to engage, directly or indirectly, personally or as an employee, agent, consultant, partner, manager, officer, director, shareholder or otherwise, in any activities similar or reasonably related to those in which Employee shall have engaged while employed by the Company nor render services similar or reasonably related to those in which Employee shall have engaged while employed by the Company for or on behalf of himself or any person, firm or business organization which directly competes with the Company in any line of business in which the Company engages or in which the Company's operating plan or budget prior to the Employee's termination calls for the Company to engage during the following three (3) years, nor shall Employee engage in such activities or render such services to any other person or entity engaged in or about to become engaged in such activities for or on behalf of such person, firm or business organization, nor shall employee entice, induce, or encourage any of the Company's other employees to engage in any activity which, were it done by Employee, would violate any provision of the Proprietary Information Agreement referred to in paragraph 10. Application of this paragraph shall apply only with respect to any state, country or geographic area in which the Company does business, has done business or anticipates doing business (as may be evidenced by the Company's operating plan or budget prior to Employee's termination).

12.     Violation of Covenants. If any of the covenants or agreements contained in paragraph 11 above or in the Proprietary Information Agreement referenced in paragraph 10 above are violated, Employee agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Company and that the remedy at law for any such violation or threatened violation will be inadequate and that the Company will be entitled to injunctive relief without the necessity of proving actual damages.

13.     Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or of any subsequent breach of the same provision thereof.

14.    Severability. In the event that any portion, including any part of a section or subsection, of this Agreement is invalid or unenforceable for any reason, the remaining portions of this Agreement, including the remaining section or subsection, if any, shall be severable and shall remain in full force and effect. The Parties to this Agreement agree that the court making a determination that any term of provision of this Agreement is unenforceable shall modify the scope, duration, geographic area or application of the term or provision to the maximum extent permitted by applicable law.

15.     Notices. Any notice required to be given hereunder by any party to another shall be in writing and delivered personally or sent by certified mail, postage pre-paid, return receipt requested, as follows: if to Employee, at his address appearing on the payroll records of the Company, and, if to the Company, at its principal executive office at 1301 West 400 North, Orem, Utah 84075.

16.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

17.     Other Agreements. This Agreement does not conflict with or violate any other employment agreement or covenant not to compete to which Employee is a party. This Agreement, including any Exhibits hereto, constitutes the complete contract between the Company and Employee. All other prior written or oral understandings between the Company and Employee regarding the matters set forth herein are superseded by this Agreement. Any modification of this Agreement must be in writing and signed by both parties.

IN WITNESS WHEREFORE, the parties hereto have executed this Agreement effective as of the day and year first above written.

MITY ENTERPRISES, INC.

By: ______________________________

Gregory L. Wilson, President

__________________________________

Executive Officer